EXHIBIT 21
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
SUBSIDIARY OF ILTS
UNISYN VOTING SOLUTIONS, INC.
2310 Cousteau Court
Vista, CA 92081-8346